UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 30, 2011

ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-32935	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

9320 Priority Way West Drive, Indianapolis, Indiana 46240
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code:  (317) 569-8234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Forbearance Agreement

Effective November 30, 2011, Arcadia Resources, Inc. (the “Company”), PrairieStone Pharmacy, LLC (“PrairieStone”), and H.D. Smith Wholesale Drug Co. (“HD Smith”) entered into Amendment 2 (the “Second Amendment”) to the Forbearance Agreement by and between the Company, PrairieStone and HD Smith dated as of October 6, 2011 (the “Forbearance Agreement”).  The Second Amendment extended the expiration of the Forbearance Period (as defined in the Forbearance Agreement) from November 30, 2011 until the earlier of (a) December 5, 2011, or (b) two (2) business days following the receipt of notification from the prospective purchaser(s) that they no longer intend to pursue a potential sale transaction to purchase the assets of PrairieStone.

The Forbearance Agreement and Amendment 1 thereto have been previously reported on the Company’s Current Reports on Form 8-K filed on October 12, 2011 and November 23, 2011.

Subsequent to entering into the Second Amendment, the Company and PrairieStone on December 6, 2011, entered into an Asset Purchase Agreement and a Secured Creditor Assignment and Release Agreement, each as described more fully below.  Certain terms of the Forbearance Agreement have been modified as provided herein.

PrairieStone Pharmacy Asset Purchase Agreement and Related Agreements

Effective December 6, 2011, the Company and PrairieStone entered into the following agreements:

(1)	Asset Purchase Agreement by and among PrairieStone, the Company and Medication Adherence Solutions, LLC (the “APA”); and
(2)	Secured Creditor Assignment and Release Agreement by and between HD Smith, the Company, PrairieStone and Medication Adherence Solutions, LLC (the “Secured Creditor Agreement”).

The Company’s Pharmacy segment, which consists of its PrairieStone subsidiary that operates the DailyMedTM business, has previously been reported by the Company as a discontinued operation.  Upon the closing of the APA, the Company will no longer operate a pharmacy business.  The Company’s sole remaining operating segment after the closing of the APA will be its Services segment, which consists of the Home Care and Medical Staffing business.

Summary of the APA

The following is a summary of the main provisions of the APA.  This summary is qualified in its entirety by reference to the terms and conditions of the APA, a copy of which is attached as Exhibit 2.01 and which is incorporated herein by reference.

Pursuant to the APA, PrairieStone has agreed to sell substantially all of its operating assets (the “Purchased Assets”) to Medication Adherence Solutions, LLC, a wholly-owned subsidiary of Walgreen Co. (“Purchaser”).  Purchaser has agreed to pay $2.0 million dollars in cash (the “Closing Payment”) and to assume certain liabilities of PrairieStone upon closing of the transactions contemplated by the APA.  PrairieStone will designate that the Closing Payment be made to HD Smith in satisfaction of PrairieStone’s obligations under the HD Smith Loan Agreements (as defined below), the Forbearance Agreement and the Secured Creditor Agreement, as described below.

The closing of the sale of the Purchased Assets pursuant to the APA (the “Closing”) is subject to a number of closing conditions, including (i) performance of and compliance with the terms and conditions of the APA by the Company and PrairieStone, including the accuracy of the representations and warranties contained therein, (ii) that there shall have been no material adverse effect on the business of PrairieStone, (iii) there shall have been no claims asserted against the Purchased Assets, (iv) that customary closing documents be delivered by the parties at closing, (v) that Purchaser obtain licenses and permits it requires to conduct the business, (vi) that various contracts, leases and agreements be assigned to Purchaser and consents to such assignments be obtained, (vii) that the parties shall have entered into the Management Services Agreement by and between the Company and Medication Adherence Solutions, LLC (the “Management Agreement”), as described below, (viii) Purchaser shall have entered into a mutually acceptable employment arrangement with Marvin Richardson, (ix) that Purchaser receives acknowledgement of its inclusion in the pharmacy billing network of HD Smith, and (x) Purchaser shall have received corporate approval.

The Closing is scheduled to occur within three (3) business days of the satisfaction of the closing conditions contained in the APA.  Each party has the right to terminate the APA under certain conditions, including if the closing has not occurred on or before April 16, 2012.

Subsequent to the Closing, Purchaser and the Company have agreed to make an adjustment to the purchase price based upon the Working Capital Balance as of the closing date.  The parties have agreed on certain Working Capital Balance targets that are tied to the date of closing (the “Working Capital Targets”).  If the Working Capital Balance at closing exceeds the Working Capital Targets by $50,000 or more, then the Company will receive a payment from Purchaser equal to the amount of such excess.  If the Working Capital Balance at closing is less than the Working Capital Targets by $50,000 or more, then the Company will pay Purchaser the amount of such shortfall.

The APA contains representations and warranties from the Company and PrairieStone that are customary for transactions of similar size and nature.  In addition, the Company and PrairieStone have agreed to indemnify the Purchaser and its affiliates from and against losses incurred in connection with (i) breaches of the representations and warranties of the Company and PrairieStone contained in the APA, (ii) default by the Company or PrairieStone in the performance of their obligations, covenants or undertakings under the APA, (iii) operation of the business prior to the closing and/or liabilities of PrairieStone not being assumed by Purchaser, (iv) claims by third parties related to the operations of the business prior to the closing, and (v) other enumerated matters.

Summary of the Secured Creditor Agreement

Pursuant to the Secured Creditor Agreement, PrairieStone has assigned to HD Smith the right to receive the Closing Payment.  Upon receipt of the Closing Payment and the Purchaser’s assumption of trade debt owed by PrairieStone to HD Smith (the “Effective Date”), HD Smith acknowledges and agrees that there shall be no further amounts owed to them by PrairieStone or the Company under the Line of Credit and Security Agreement dated as of April 23, 2011 and the loan documents and agreements related thereto (the “HD Smith Loan Agreements”).  HD Smith has further agreed as of the Effective Date to (i) assign to Purchaser all claims and liabilities (the “Assigned Claims”) that HD Smith holds or may assert against PrairieStone under the HD Smith Loan Agreements, (ii) release, discharge and terminate any and all security interests in the assets of PrairieStone and the PrairieStone member interests pledged by the Company, (iii) terminate the HD Smith Loan Agreements (including the Company’s guaranty of PrairieStone’s indebtedness to HD Smith), the Forbearance Agreement and the Prime Vendor Agreement dated as of April 23, 2010 (“PVA”), (iv) terminate its outstanding common stock purchase warrants, (v) release the Company and PrairieStone from any claims related to the HD Smith Loan Agreements, the Forbearance Agreement and the PVA, (vi) permit Purchaser to participate in its Major Value network for a period of three (3) years, and (vii) permit Purchaser for a period not to exceed six (6) months to purchase pharmaceutical products and supplies on the same conditions and terms as set forth in the PVA.

In addition, the Secured Creditor Agreement provides that (i) Purchaser will not bring any claim or cause of action against PrairieStone with respect to the Assigned Claims, except that Purchaser may (x) file a claim in any bankruptcy or insolvency proceeding filed by, against or concerning PrairieStone or (y) assert the Assigned Claims defensively, including as an offset, in certain third-party actions, (ii) between the Effective Date of the APA and Closing, the Company and PrairieStone shall continue to have the obligation to maintain the value of the collateral under the HD Smith Loan Agreements as set forth in the Forbearance Agreement, and (iii) PrairieStone shall have no further obligation to pay accrued interest on its obligations under the HD Smith Loan Agreements.

In the event the sale of the APA is terminated for any reason, the rights and obligations of HD Smith, the Company and PrairieStone will be as set forth in the Forbearance Agreement and Purchaser shall have no obligations under the Secured Creditor Agreement.

Summary of the Management Agreement

The Management Agreement will become effective on the date of the Closing.  Under the Management Agreement, the Company will provide management services to Purchaser.   The Company will receive a monthly management fee of $25,000 for the management services provided.  The Company has designated Marvin Richardson as the Manager under the Management Agreement and as such he will assist Purchaser with the day-to-day supervision and management of the business for and on behalf of Purchaser.  The Management Agreement will be in effect from the Closing until the earlier of (i) ninety (90) days from the Closing and (ii) the date the Company and Marvin Richardson agree that Marvin Richardson no longer is to be employed by the Company as CEO & President and Purchaser and Mr. Richardson agree that he is to be employed by Purchaser or its affiliates.

Purchaser intends to employ Mr. Richardson as Director of Pharmacy Operations – DailyMedTM subsequent to the Closing and following the termination or expiration of the Management Agreement.  The terms and conditions of Mr. Richardson’s employment by Purchaser have not yet been finalized.

Item 2.01	Completion of Acquisition or Disposition of Asset.

The matters reported in Item 1.01 with respect to the Asset Purchase Agreement and related documents are incorporated by reference in this Item 2.01.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The matters reported in Item 1.01 with respect to the Forbearance Agreement and the Second Amendment are incorporated by reference in this Item 2.04.

The matters reported in Item 1.01 with respect to the Secured Creditor Agreement are incorporated by reference in this Item 2.04.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are being filed or furnished with this report:

Exhibit Number	Description

2.01	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2011	Arcadia Resources, Inc.

	By:	/s/ Matthew R. Middendorf
Matthew R. Middendorf
	Its:	Chief Financial Officer, Treasurer and Secretary